Larson Allen
                          CPAs, Consultants & Advisors
                              www.larsonallen.com


May 9, 2003


OFFICE OF THE CHIEF ACCOUNTANT
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH ST NW
WASHINGTON DC 20549


Dear Sir/Madam:

     We have read the disclosure under Item 4 included in the Form 8-K dated May 9, 2003 of the FSF Financial Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



/s/ Larson, Allen,  Weishar & Co., LLP
--------------------------------------
Larson, Allen,  Weishar & Co., LLP








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